Exhibit 8.1

January 23, 2025

Clipper Realty, Inc.
4611 12th Avenue, Suite 1L
Brooklyn, New York 11219

Ladies and Gentlemen:

We have acted as counsel to Clipper Realty, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Registration Statement”), with respect to the offer and sale from time-to time of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), warrants entitling the holders to purchase Common Stock or Preferred Stock, rights entitling the holders to purchase Common Stock or Preferred Stock and units comprising two or more of the preceding securities of the Company.

In connection with the opinions rendered in clauses (1) and (2) below (together the “Opinion”), we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement on Form S-3 (and exhibits thereto) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the Opinion set forth herein. In addition, the Company has provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of an officer of the Company (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s counsel. Our Opinion is conditioned upon the representations and covenants made by management, including in the Officer’s Certificate, and is being provided without independent investigation, including any independent investigation to verify the statements, representations and covenants set forth in the Officer’s Certificate, the Registration Statement, the Prospectus, or in any other document. We have, consequently, assumed and relied on the Company’s representation that the statements, representations and covenants presented in the Officer’s Certificate, the Registration Statement, the Prospectus, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our Opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our Opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above and below, or the factual representations set forth in the Officer’s Certificate. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

In our review of certain documents in connection with our Opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our Opinion is also based on the correctness of the following assumptions: (i) the Company and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland, the State of Delaware, or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our Opinion, we have considered and relied upon applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the United States Treasury regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, all as they exist as of the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our Opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS. This Opinion is limited to the U.S. federal income tax issues specifically addressed herein, and no opinion is expressed or should be inferred as to any other U.S. federal income tax issues or the tax consequences under any state, local or foreign tax laws or with respect to other areas of U.S. federal taxation.

Based on and subject to the foregoing and below, we are of the opinion that:

1.

Commencing with the Company’s taxable year ended December 31, 2015, the Company was organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code, and the Company’s actual method of operation through the date of this letter has enabled it to satisfy, and the Company’s proposed method of operations will enable it to continue to satisfy the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code for the Company’s taxable year ending December 31, 2025 and thereafter.

2.

Although the discussion set forth in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the ownership and disposition of the Company’s securities, such discussion, though general in nature, is accurate in all material respects as of the date hereof subject to the limitations, qualifications, assumptions, and caveats set forth therein and herein.

We are furnishing this Opinion in connection with the filing of the Registration Statement, and this Opinion is not to be used, relied upon, circulated, quoted, or otherwise referred to for any other purposes without our express written consent. No assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusion stated herein. This Opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our Opinion to reflect any legal developments, changes in the federal income tax laws or the application or interpretation thereof, any factual matters arising subsequent to the date hereof or the impact of any information, fact, document, certificate, record, representation, statement, covenant, or assumption relied upon herein that becomes incorrect or untrue. In the event that any one or more of the matters referred to herein or in the Registration Statement are untrue, inaccurate, or incomplete, our Opinion shall be void and of no force or effect, but only to the extent that such untruth, inaccuracy, or incompletion affects the accuracy of the Opinion.

We hereby consent to the use of our name in the Registration Statement and to the filing of this Opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ BLANK ROME LLP